UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2005, Sonic Automotive, Inc. (“Sonic”) entered into a purchase agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together the “Underwriters”) for the sale of $150 million aggregate principal amount of Sonic’s 4.25% Convertible Senior Subordinated Notes due 2015 (the “Notes”) in a registered offering. In accordance with the terms of the purchase agreement, Sonic granted the Underwriters a 13-day option to purchase up to an additional $10 million aggregate principal amount of Notes solely to cover over-allotments. Sonic sold the Notes to the Underwriters on November 23, 2005, and Sonic received net proceeds of approximately $146 million.

The Notes are governed by the terms of the Subordinated Indenture (the “Subordinated Indenture”), dated as of May 7, 2002, by and among Sonic, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) and the Second Supplemental Indenture dated as of November 23, 2005 to the Subordinated Indenture between Sonic and the Trustee.

The Notes will bear interest at an annual rate of 4.25% until November 30, 2010 and then 4.75% thereafter. Interest is payable semi-annually in arrears on May 31 and November 30 of each year, beginning on May 31, 2006. The Notes mature on November 30, 2015 unless earlier converted, redeemed or repurchased by Sonic. The Notes are unsecured senior subordinated obligations of Sonic and are not guaranteed by Sonic’s subsidiaries. Holders may convert the Notes into cash and shares of Sonic’s Class A common stock, if any, at an initial conversion rate of 41.4185 shares of Class A common stock per $1,000 principal amount of the Notes (which is equivalent to a price per share of approximately $24.14), subject to certain adjustments and limitations, under the following circumstances: (1) prior to October 31, 2010, during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes was less than 103% of the product of the closing price of our Class A common stock and the applicable conversion rate for the Notes; (2) if Sonic calls the Notes for redemption; (3) upon the occurrence of certain corporate transactions; or (4) on or after October 31, 2010. Upon conversion of the Notes, Sonic will be required to deliver cash equal to the lesser of the aggregate principal amount of the Notes being converted and Sonic’s total conversion obligation. If Sonic’s total conversion obligation exceeds the aggregate principal amount of the Notes being converted, Sonic will deliver shares of Class A common stock to the extent of the excess amount, if any.

On or after November 30, 2010, Sonic may redeem some or all of the Notes at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest. Holders of the Notes may require Sonic to repurchase for cash all or a portion of the Notes on November 30, 2010 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.

Sonic’s repayment obligations under the Notes may be accelerated by the holders of 25% of the outstanding principal amount of the Notes then outstanding if certain events of default occur, including: (1) defaults in the payment of principal or interest when due; (2) defaults in the satisfaction of obligations upon conversion of the Notes; (3) defaults in the performance, or breach, of Sonic’s covenants under the Notes; (4) certain defaults under other agreements under which Sonic or its subsidiaries have outstanding indebtedness in excess of $35 million; and (5) certain bankruptcy, insolvency or reorganization events.

Sonic used a portion of the net proceeds from the sale of the Notes to pay the net cost of convertible note hedge and warrant transactions Sonic entered into with Bank of America, N.A., an affiliate of Banc of America Securities LLC, and JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities Inc. (the “Dealers”) on November 18, 2005. The convertible note hedge and warrant transactions increase the effective conversion price of the Notes from Sonic’s perspective and are expected to reduce the potential dilution upon conversion of the Notes if the market price of Sonic’s Class A common stock is greater than $24.14 per share at the time of exercise. The convertible note hedge and warrant transactions involve purchased call option confirmations and warrant confirmations with the Dealers. These confirmations are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The purchased call option confirmations with the Dealers allow Sonic to acquire from the Dealers on or before November 29, 2010 up to 6,212,775 shares of its Class A common stock, subject to adjustment, following the occurrence of certain events, including conversion of the Notes. The number of shares of Class A common stock that Sonic would be entitled to receive from the Dealers would be based on the amount by which the market value of Sonic’s Class A common stock at the time the purchased call option is exercised exceeds $24.14 per share, subject to adjustment. The warrant agreements with the Dealers require Sonic to deliver to the Dealers during a 120 day period beginning on April 5, 2011 up to 6,523,414 shares of Sonic’s Class A common stock, subject to adjustment, following the occurrence of certain events, including if the trading price of Sonic’s Class A common stock exceeds $33.00 per share, subject to adjustment. The number of shares of Class A common stock that Sonic would owe to the Dealers would be based on the amount by which the market value of Sonic’s Class A common stock at the time the warrant is exercised exceeds $33.00 per share, subject to adjustment. Transactions under the purchased call option and warrant confirmations will be settled on a net share basis. The convertible note hedge and warrant transactions will have the effect of decreasing Sonic’s total stockholders’ equity by approximately $17.1 million, the net cost of the convertible note hedge and warrant transactions to Sonic.

The foregoing summaries of documents described above are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 is incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The warrants described in Item 1.01 were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The disclosure required by this item and included in Item 1.01 is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

1.1 Purchase Agreement dated November 18, 2005 among Sonic Automotive, Inc., Banc of America Securities LLC, J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1 Second Supplemental Indenture, dated as of November 23, 2005, between Sonic Automotive, Inc. and U.S. Bank National Association, as trustee.

4.2 Form of 4.25% Convertible Senior Subordinated Note due 2015 (included in Exhibit 4.1).

10.1 Purchased call option confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and Bank of America, N.A.

10.2 Purchased call option confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and JPMorgan Chase Bank, National Association.

10.3 Warrant confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and Bank of America, N.A.

10.4 Warrant confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and JPMorgan Chase Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Greg Young
Greg Young
Vice President and Chief Accounting Officer

Dated: November 23, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Purchase Agreement dated November 18, 2005 among Sonic Automotive, Inc., Banc of America Securities LLC, J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Second Supplemental Indenture, dated as of November 23, 2005, between Sonic Automotive, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 4.25% Convertible Senior Subordinated Note due 2015 (included in Exhibit 4.1).

10.1	Purchased call option confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and Bank of America, N.A.

10.2	Purchased call option confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and JPMorgan Chase Bank, National Association.

10.3	Warrant confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and Bank of America, N.A.

10.4	Warrant confirmation, dated November 18, 2005, between Sonic Automotive, Inc. and JPMorgan Chase Bank, National Association.